EXECUTION COPY

SCHEDULE
to the
Master Agreement

dated as of May 31, 2007

between

JPMorgan Chase Bank, N.A. (“Morgan”)	and
LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS 2007-CB5 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5
(“Counterparty”)

Part 1

Termination Provisions

In this Agreement:

(1)	“Specified Entity” shall not apply.

(2)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Morgan and will not apply to the Counterparty.

(3)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Morgan and will not apply to the Counterparty, except that Section 5(a)(iii)(1) will apply to Counterparty in respect of Counterparty’s obligations under Paragraph 3(b) of the Approved Credit Support Document.

(4)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Morgan and will not apply to the Counterparty.

(5)	The “Default Under Specified Transaction” provisions of Section 5(a)(v) will apply to Morgan and will not apply to the Counterparty.

(6)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to the Counterparty. The “Cross Default” provisions of Section 5(a)(vi) will apply to Morgan and for such purpose:

(a)
“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of such party’s banking business.

(b)	“Threshold Amount” means, with respect to Morgan, an amount equal to three percent of the shareholders’ equity of the applicable Relevant Entity (as defined below in Part 6).

(7)	The “Bankruptcy” provisions of Section 5(a)(vii) shall apply to Morgan and the Counterparty provided that:

(a)	Section 5(a)(vii)(2), (7) and (9) will not apply to the Counterparty;

(b)	Section 5(a)(vii)(4) will not apply to the Counterparty to the extent that it refers to proceedings or petitions instituted or presented by Morgan or any of Morgan’s Affiliates;

(c)
Section 5(a)(vii)(6) will not apply to the Counterparty to the extent that it refers to (i) any appointment that is contemplated or effected by any document to which the Counterparty is, as of the date of this Agreement, a party in connection with the transactions contemplated by the Pooling Agreement or (ii) any such appointment to which the Counterparty has not yet become subject to; and

(d)	Section 5(a)(vii)(8) will apply to the Counterparty but only to the extent that it applies to Sections 5(a)(vii)(2), (4), (6) and (7) as they apply with respect to the Counterparty).

(8)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Morgan and will not apply to the Counterparty.

(9)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Morgan and to the Counterparty, provided that the words “(x) any action taking by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(10)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply, provided that Morgan shall not be entitled to designate an Early termination Date by reason of a Tax event Upon Merger in respect of which it is the Affected Party.

(11)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Morgan and will not apply to the Counterparty.

(12)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Morgan and will not apply to the Counterparty.

(13)
The “Transfer to Avoid Termination Event” provisions of 6(b)(ii) will apply to Morgan and the Counterparty, provided that, with respect to Morgan, (a) the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted and (b) the words “(any such transfer to an Affiliate shall be effected by a Qualifying Novation)” shall be added after the word “exist” in the first paragraph of Section 6(b)(ii).

(14)	“Termination Currency” means United States Dollars.

(15)	For purposes of computing amounts payable on early termination:

(a)	Market Quotation will apply to this Agreement; and

(b)	The Second Method will apply to this Agreement.

(16)	The occurrence of any of the following events shall constitute an “Additional Termination Event” for purposes of Section 5(b)(v):

(a) Optional Termination of Securitization. Solely with respect to the Transaction confirmed by the Confirmation identified by the reference number 6900037652779/0095008862, an Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling Agreement (such notice, the “Optional Termination Notice”). With respect to such Additional Termination Event: (A) Counterparty shall be the sole Affected Party and the Transaction referenced in the preceding sentence shall be the sole Affected Transaction; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Trustee requests the amount of the Estimated Swap Termination Payment, Morgan shall provide to the Trustee in writing (which may be done in electronic format) the amount of the Maximum Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Trustee provides written notice (which may be done in electronic format) to Morgan no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Morgan shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by Section 6(e) of the ISDA Master Agreement (as amended herein) and provide to the Trustee in writing (which may be done in electronic format) the amount payable by either Counterparty or Morgan in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Counterparty, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due from Counterparty pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Counterparty to Morgan in respect of this Additional Termination Event will be payable on the final Distribution Date specified in the Optional Termination Notice and any amount due from Morgan to Counterparty in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified in the Optional Termination Notice.

Solely with respect to the Transaction confirmed by the Confirmation identified by the reference number 2000005092465, an Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling Agreement. The Counterparty shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only the Counterparty may designate an Early Termination Date in respect of this Additional Termination Event.

The Trustee shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Trustee’s rights specified herein.

“Maximum Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Morgan in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Counterparty to Morgan in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement.

(b) Solely with respect to the Transaction confirmed by the Confirmation identified by the reference number 6900037652779/0095008862 if any provision of the Pooling Agreement is amended unless Morgan has consented in writing to such amendment (such consent not to be unreasonably withheld, delayed or conditioned) where such consent is required under the Pooling Agreement. If this Additional Termination Event occurs, the Counterparty shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions.

(c) Solely with respect to the Transaction confirmed by the Confirmation identified by the reference number 6900037652779/0095008862 if (i) any supplemental trust instrument is given effect and (ii) Morgan has not consented in writing to such supplemental trust instrument (such consent not to be unreasonably withheld, delayed or conditioned) prior to the date on which such supplemental trust instrument takes effect where such consent is required under the Pooling Agreement. If this Additional Termination Event occurs, then the Counterparty shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions; or

(d) the occurrence of an Additional Termination Event as forth in Part 6 hereof. If this Additional Termination Event occurs, Morgan shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions.

(17)
Morgan and Counterparty hereby agree that the terms of the Item 1115 Agreement, dated as of May 31, 2007 (the “Item 1115 Agreement”), among Credit-Based Asset Servicing and Securitization LLC (“Sponsor”), Asset Backed Funding Corporation (“Depositor”) and JPMorgan Chase Bank, N.A. (the “Derivative Provider”) shall be incorporated by reference into this Agreement and Counterparty shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Appendix D.

Part 2

Tax Representations

(1)	Payer Tax Representation:

For the purpose of Section 3(e) of this Agreement, Morgan makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)
the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(2)	Payee Tax Representation:

For the purpose of Section 3(f), Morgan represents that it is a United States Person.

(3) Gross Up:

Section 2(d)(i)(4) shall not apply to Counterparty as X, and Section 2(d)(ii) shall not apply to Counterparty as Y, in each case such that Counterparty shall not be required to pay any additional amounts referred to therein.

Part 3

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(1)
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, Counterparty agrees to deliver an Internal Revenue Service Form W-9 as applicable or any successor form, accurately completed and in a manner reasonably satisfactory to Morgan, and will deliver any other tax forms relating to the beneficial owner of payments to Counterparty under this Agreement from time to time in a manner reasonably satisfactory to Morgan on or before the first payment date, or upon any form previously provided becoming obsolete or upon reasonable request by Morgan.

(2)
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, Morgan agrees to deliver a correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto), upon the execution and delivery of this Agreement, or upon any form previously provided becoming obsolete.

(3)	Morgan will, on demand, deliver a certificate specifying the name(s), title(s) and specimen signature(s) of the person(s) executing this Agreement and each Confirmation on its behalf.

(4)
The Counterparty will, on demand, deliver a certificate (or, if available, the current authorized signature book of the Counterparty) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(5)	The Counterparty will, promptly upon filing with the Securities and Exchange Commission, deliver a conformed copy of the Pooling Agreement.

(6)
Each party will, upon execution of this Agreement, deliver a legal opinion of counsel in form and substance satisfactory to the other party regarding this Agreement and any other matters as such other party may reasonably request.

(7)
The Counterparty shall make available to Morgan via its website, currently located at www.etrustee.net with copies of all accountings and reports required to be supplied to a party that is an investor. Assistance with using the website can be obtained by calling the transaction manager at (312) 904-4373.

Each of the foregoing documents (other than the legal opinions described in (6) above) is covered by the representation contained in Section 3(d) of this Agreement.

Part 4

Miscellaneous

(1)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(2)	Notices.

(a)
In connection with Section 12(a), all notices to Morgan shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

JPMorgan Chase Bank, N.A.
Attention: Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York 10017-2070
Telex No.: 232337; Answerback: CBC UR
Facsimile No.: (212) 270-3620

(b)
In connection with Section 12(a), all notices to the Counterparty shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, IL 60603
Attention: Kimberly Sturm -- CBASS 2007-CB5
Phone: 312-904-4373
Fax: 312-904-1368

(3)
Netting of Payments. Section 2(c)(ii) of this Agreement will apply, with the effect that payment netting will not take place with respect to amounts due and owing in respect of more than one Transaction.

(4)	Offices; Multibranch Party. For purposes of Section 10:

(a)	Section 10(a) will apply; and

(b)	For the purpose of Section 10(c):

(i)	Morgan is a Multibranch Party and may act through its London and New York Offices.

(ii)	The Counterparty is not a Multibranch Party.

(5)	Credit Support Documents.

With respect to Morgan, if applicable, any Eligible Guarantee delivered by Morgan shall constitute a Credit Support Document.

With respect to Morgan and the Counterparty, the Approved Credit Support Document (as defined herein) entered into between Morgan and the Counterparty shall constitute a Credit Support Document. An Approved Credit Support Document shall be executed and delivered contemporaneously with this Agreement.

(6)	Credit Support Provider.

With respect to Morgan, the party guaranteeing Morgan’s obligations pursuant to an Eligible Guarantee, if any, shall be a Credit Support Provider.

(7)	Process Agents. The Counterparty appoints as its Process Agent for the purpose of Section 13(c): Not Applicable.

Part 5

Other Provisions

(1)
ISDA Definitions. Reference is hereby made to the 2000 ISDA Definitions (the “ISDA Definitions”) each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein, which are contained in the ISDA Definitions, shall have the meaning set forth therein, except that any references in the ISDA Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the ISDA Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling Agreement.

(2)
Scope of Agreement. Notwithstanding anything contained in the Agreement to the contrary, if the parties enter into any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for the purposes of this Agreement.

(3)
Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) the Schedule; (iii) the ISDA Definitions; and (iv) the printed form of ISDA Master Agreement.

(4)
Calculation Agent. The Calculation Agent will be Morgan; provided, however, that if an Event of Default shall have occurred with respect to which Morgan is the Defaulting Party, Counterparty shall have the right to designate as Calculation Agent an independent party, reasonably acceptable to Morgan, the cost of which shall be borne by Morgan.

(5)
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(6)
No Petition; Limited Recourse. Until a period of one year and one day (or if longer, the applicable preference period) after all rated liabilities of the Trust have been indefeasibly paid in full, no Relevant Entity shall institute against, or join any other person in instituting against the Counterparty any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws. Notwithstanding the foregoing, nothing herein shall prevent Morgan from participating in any such proceeding once commenced. This provision shall survive termination of this Agreement.

Morgan hereby acknowledges and agrees that the Counterparty’s obligations hereunder will be solely the limited recourse obligations of the Counterparty payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments set out in the Pooling Agreement, and that Morgan will not have any recourse to any of the agents, directors, officers, employees, shareholders or affiliates of the Counterparty with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Counterparty to Morgan hereunder or thereunder will be limited to the Supplemental Interest Trust and on the exhaustion thereof all claims against the Counterparty arising from this Confirmation or any other transactions contemplated hereby or thereby shall be extinguished.

(7)	Additional Representations.

(a) Section 3 is hereby amended by adding at the end thereof the following paragraphs:

“(g) It is an “eligible contract participant” under, and as defined in, Section 1a(12) of the Commodity Exchange Act, as amended.

(h) Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”

  (b) The additional representation shall be given by Morgan only:

“(i)  Pari Passu. Its obligations under this Agreement rank equal and ratably with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.”

(8)	Amendment to Section 9(b) of the Agreement. Section 9(b) of the Agreement is amended by adding the following sentence immediately following the end of the first sentence thereof:

“In addition, no amendment, modification or waiver in respect of this Agreement will be effective unless Moody’s has been provided prior written notice of the same and the Rating Agency Condition is satisfied with respect to S&P and DBRS.”

(9)
Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, but subject to Section 2(c), Section 6 and Part 6(3)(viii) of this Schedule, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply to this Agreement.

(10)	Amendment to Section 6(e) of the Agreement. Section 6(e) of the Agreement is amended by deleting the last sentence of the introductory paragraph thereof.

(12)
Modification to Definition of Indemnifiable Tax. Notwithstanding the definition of "Indemnifiable Tax" in Section 14, in relation to payments by Morgan, any Tax shall be an Indemnifiable Tax, and in relation to payments by the Counterparty, no Tax shall be an Indemnifiable Tax. For the avoidance of doubt, the foregoing sentence shall not by itself modify either party's right to terminate a Transaction based on the occurrence of a Tax Event or a Tax Event Upon Merger.

(13)
Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(14)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by the Counterparty, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Morgan’s rights and obligations with respect to this Agreement in accordance with Part 6(2)(a) below) unless Moody’s, S&P and DBRS have each been given prior written notice of such amendment, designation or transfer.

(15)
Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by LaSalle Bank National Association not individually or personally but solely as Supplemental Interest Trust Trustee of the supplemental interest trust created under the Pooling Agreement (the “Supplemental Interest Trust”) in the exercise of the powers and authority conferred and vested in it under the terms of the Pooling Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of LaSalle Bank National Association, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Supplemental Interest Trust in accordance with the terms of the Pooling Agreement.

(16)
Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) in respect of the Transaction with the reference number 2000005092465 (the “Cap Transaction”) and has at the time no future payment obligations, whether absolute or contingent, under such Section in respect of such Cap Transaction, then unless Morgan is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of any such payment in respect of such Cap Transaction, (a) the occurrence of an event described in Section 5(a) with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as Defaulting Party in respect of such Cap Transaction and (b) Morgan shall be entitled to designate an Early Termination Date pursuant to Section 6 in respect of such Cap Transaction only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Morgan as the Affected Party, or Section 5(b)(iii) with respect to Morgan as the Burdened Party. For purposes of the Transaction identified by the reference number 2000005092465, Morgan acknowledges and agrees that Counterparty’s only payment obligation under Section 2(a)(i) in respect of the Cap Transaction is to pay the Premium Amount on the Fixed Rate Payer Payment Date.

(17)
Timing of Payments by Counterparty upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Counterparty to Morgan will be paid by Counterparty from amounts other than any upfront payment paid to Counterparty by an Eligible Replacement that has entered a Replacement Transaction with Counterparty, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

Part 6

Downgrade Provisions; Transfer; Payments on Early Termination;

(1) Ratings Downgrade Provisions.

Following the occurrence of a Ratings Event I and/or a Ratings Event II, for as long as such Ratings Event I or Ratings Event II is continuing, the parties shall comply with the following provisions, as applicable.

I. Ratings Event I:

A. Actions upon Ratings Event 1: Not later than 30 calendar days after a Ratings Event I has occurred and is continuing, Morgan shall, at its own expense:

(A) provide, or cause to be provided, an Eligible Guarantee to Counterparty in respect of all Morgan’s present and future obligations under this Agreement;

or

(B) transfer Morgan’s rights and obligations under the Agreement and all Confirmations pursuant to a Qualifying Novation;

or

(C) deliver Eligible Collateral to Counterparty in accordance with the terms of the Approved Credit Support Document and, following such delivery, maintain Eligible Collateral as required under the Approved Credit Support Document;

Morgan’s obligations under this Part 6(1)(I) shall cease, solely with respect to such occurrence, if (A) there is no Ratings Event I or (B) Morgan has either provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation in accordance with the terms of this Schedule.

B. Eligible Guarantee or Eligible Replacement below Ratings Event I Levels

If a Qualifying Novation is made to an Eligible Replacement or an Eligible Guarantee (in respect of all Morgan’s present and future obligations under this Agreement) is provided and, immediately after the execution of such Qualifying Novation or Eligible Guarantee (as applicable), there is a Ratings Event I, then (so long as such Ratings Event I is continuing) Part 6(1)(I.A.) above shall apply without regard to the 30 calendar day time period referred to therein.

II. Ratings Event II

A. Actions upon Ratings Event II

If a Ratings Event II has occurred and is continuing, the following shall occur.

Morgan shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable:

(A) provide, or cause to be provided, an Eligible Guarantee to Counterparty in respect of all Morgan’s present and future obligations under this Agreement;

or

(B) transfer Morgan’s rights and obligations under the Agreement and all Confirmations pursuant to a Qualifying Novation.

If, immediately prior to such Ratings Event II, Morgan is required to deliver and maintain Eligible Collateral following a Ratings Event I, Morgan shall continue to maintain Eligible Collateral under the Approved Credit Support Document.

If, immediately prior to such Ratings Event II, Morgan is not required to deliver and maintain Eligible Collateral following a Ratings Event I, then Morgan shall post Eligible Collateral in accordance with the terms of the Approved Credit Support Document until Morgan has provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation in accordance with terms of this Schedule. In addition, Morgan shall continue to use commercially reasonable efforts to either transfer its rights and obligations pursuant to a Qualifying Novation or to provide an Eligible Guarantee (in respect of all Morgan’s present and future obligations under this Agreement) in accordance with terms of this Schedule.

Morgan’s obligations under this Part 6(1)(II) shall cease, solely with respect to such occurrence, if (A) there is no Rating Events II or (B) Morgan has either provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation, in either case in accordance with the terms of this Schedule.

B. Ratings Event II Event of Default/Additional Termination Event

Failure by Morgan to comply with the requirement of this Part 6(1)II to use commercially reasonable efforts to obtain an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or Qualifying Novation shall constitute an Event of Default with respect to Morgan.

If Morgan has not, within 10 Business Days of the occurrence of a Ratings Event II, obtained an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or effected a Qualifying Novation, it shall constitute an Additional Termination Event in respect of which Morgan is the sole Affected Party and all Transactions are Affected Transactions, but only if:

1. (a) one or more Eligible Replacements has made a Firm Offer (in response to solicitation either by Morgan or the Counterparty) to be the transferee of a transfer pursuant to a Qualifying Novation and/or (b) at least one entity has made a Firm Offer to provide an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement;

and

2.	such Ratings Event II is continuing.

Failure by Morgan to post or maintain Eligible Collateral in accordance with the Approved Credit Support Document shall be an Event of Default under Section 5(a)(iii).

III. Definitions

As used herein:

“Approved Credit Support Document” means the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only), as modified by the Paragraph 13 thereto, in the form annexed hereto. An Approved Credit Support Document will be executed and delivered contemporaneously with this Agreement.

“Business Day” shall have the meaning given to this term in the Confirmation.

“DBRS” means Dominion Bond Rating Service, or any successor thereto.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than as surety and directly enforceable by the Counterparty and that meets the following conditions:

1.
either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Counterparty will be subject to withholding tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to the Counterparty are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Counterparty will equal the full amount the Counterparty would have received had no such withholding been required; and

2.
the guarantor must meet the Ratings Event I Required Ratings and/or Ratings Event II Required Ratings, provided that if such guarantor does not meet the Ratings Event I Required Ratings, such guarantee shall not be an Eligible Guarantee unless either the guarantor or Morgan delivers Eligible Collateral in accordance with the Approved Credit Support Document at the time such Eligible Guarantee is provided; and

3.	the Rating Agency Condition has been met with respect to S&P, Moody’s, and DBRS.

“Eligible Replacement” means (i) an entity that satisfies the Ratings Event I Required Ratings and/or the Ratings Event II Required Ratings (provided that if such entity does not meet the Ratings Event I Required Ratings, such entity shall not be an Eligible Replacement unless such entity delivers Eligible Collateral in accordance with the Approved Credit Support Document at the time such replacement) or (ii) an entity whose present and future obligations owing to the Counterparty are guaranteed pursuant to an Eligible Guarantee.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Pooling Agreement” means the Pooling and Servicing Agreement dated May 1, 2007 among Asset Backed Funding Corporation, as depositor, Credit-Based Asset Servicing and Securitization LLC, as sponsor, Litton Loan Servicing LP, as servicer, and LaSalle Bank National Association, as trustee;

“Qualifying Novation” means a transfer of all rights and obligations of Morgan under all Transactions that are the subject of this Agreement (which may include a transfer of this Agreement) to an Eligible Replacement that is party to a Replacement Agreement with the Counterparty that meets the following conditions:

1.	Morgan and the Eligible Replacement are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4;

2.
as of the date of such transfer the Eligible Replacement would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4);

3.	an Event of Default or Termination Event would not occur as a result of such transfer;

4.	pursuant to a written instrument (the “Transfer Agreement”), the Eligible Replacement acquires and assumes all rights and obligations of Morgan under the Agreement and the relevant Transaction;

5.
Counterparty shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Eligible Replacement all, but not less than all, of Morgan’s rights and obligations under the Agreement and all relevant Transactions;

6.	Morgan will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction);

7.
either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P and DBRS or (B) each of the Rating Agencies has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling Agreement.

“Rating Agencies” means each of S&P, Moody’s and DBRS to the extent that each such rating agency is then providing a rating for any of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies (unless otherwise specified) then providing a rating of the Certificates and receive from each Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates or Notes.

“Ratings Event I” shall occur with respect to S&P or Moody’s if no Relevant Entity has the Ratings Event I Required Ratings as specified under paragraph (a) or (b) thereof, as appicable.

An entity will have “Ratings Event I Required Ratings” (a) with respect to Moody’s, (i) if such entity is the subject of Moody’s Short-term Rating, such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated A2 or above by Moody’s and (ii) if such entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s and (b) with respect to S&P, (i) the S&P short-term senior unsecured debt rating of such entity is A-1 or above or (ii) if such entity is not the subject of an S&P short-term rating, if its long-term senior unsecured debt rating is A+ or above.

“Ratings Event II” shall occur with respect to S&P or Moody’s if no Relevant Entity has the Ratings Event II Required Ratings under paragraph (a) or (b) thereof, as applicable.

An entity will have “Ratings Event II Required Ratings” (a) with respect to Moody’s, (i) if such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (ii) if such entity is not the subject a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” by Moody’s and (b) with respect to S&P, such entity’s long-term senior unsecured S&P debt rating is BBB- or above.

"Relevant Entity" means Morgan or any guarantor under an Eligible Guarantee in respect of all Morgan's present and future obligations under this Agreement.

“Replacement Agreement” means either (i) this Agreement, if this Agreement is transferred to an Eligible Replacement in the course of a Qualifying Novation or (ii) an agreement on substantially the same terms as this Agreement, including ratings triggers, credit support documentation and other provisions of this Agreement.

“S&P” means by Standard & Poor’s Ratings Service or any successor thereto.

“Supplemental Interest Trust” shall have the meaning set forth in the Pooling Agreement.

(2) Amendment to Section 7 of the Agreement.

The following provisions shall be added to the end of Section 7:

A. Qualifying Novations

I.	The Counterparty shall determine in it sole discretion, acting in a commercially reasonable manner, whether or not a transfer is a Qualifying Novation.

II.
If an Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a Qualifying Novation, the Counterparty shall at Morgan’s written request and cost, take any reasonable steps required to be taken by it to effect such transfer.

III.	No consent from the Counterparty is required for a transfer that is a Qualifying Novation and is required pursuant to Part 6(1) above.

B. Other Transfers

Transfers other than Qualifying Novations or transfers under Section 7(a) of this Agreement shall be effective only if (i) Rating Agency Condition has been met with respect to S&P and DBRS, and (ii) the prior written consent of the other party is obtained.

(3) Termination Amounts

Notwithstanding Section 6 of this Agreement, so long as Morgan is (A) the Affected Party in respect of a Termination Event or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (viii) below shall apply:

(i) The Counterparty shall not designate as an Early Termination Date a date earlier than 10 Business Days after the notice designating such Early Termination Date becomes effective.

(ii)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

““Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer (which may be solicited by either the Counterparty or Morgan) which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(iii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, provided that:

(a)
If, on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Counterparty may specify in writing to Morgan, (but in either case no later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Date”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotation; or

(b)
If on the Latest Settlement Amount Determination Date no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iv) For the purpose of paragraph (4) of the definition of Market Quotation, the Counterparty shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(v) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.

(vi) If the Counterparty requests Morgan in writing to obtain Market Quotations, Morgan shall use its reasonable efforts to do so on or before the Latest Settlement Amount Determination Day.

(vii) Morgan may also elect to obtain Market Quotations without a request from the Counterparty.

(viii) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to Morgan an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to Morgan the Termination Currency Equivalent of the Unpaid Amounts owing to Morgan and (3) Morgan shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Morgan under (3) shall not be netted-off against any amount payable by the Counterparty under (1).”

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert Mock
Name: Robert Mock Title: Vice President

LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS 2007-CB5 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5

By:	/s/ Susan L. Feld
Name: Susan L. Feld Title: Vice President

ANNEX A

PARAGRAPH 13 TO
CREDIT SUPPORT ANNEX

to the Schedule to the
Master Agreement

dated as of May 31, 2007

between

JPMorgan Chase Bank, N.A. (“Morgan”)	and
LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS 2007-CB5 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5 (“Counterparty”)

Paragraph 13. Elections and Variables

(a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes no additional obligations with respect to either party.

(b) Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced by the words “not later than the close of business on each Valuation Date”.

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount” shall mean the Independent Amount.

(ii)	Eligible Collateral. The items specified on Appendix A attached hereto will qualify as “Eligible Collateral” with the lower of the specified Valuation Percentages to apply.

(iii)	Other Eligible Support. There shall be no “Other Eligible Support” for purposes of this Annex, unless agreed in writing between the parties.

(iv)	Thresholds.

(A)	“Independent Amount” shall mean the greater of (i) the S&P Independent Amount and (ii) the Moody’s Independent Amount.

(B)
“Threshold” means with respect to Morgan: infinity, provided that if delivery of Eligible Collateral is required following a Ratings Event I or a Ratings Event II pursuant to the Schedule, the Threshold shall be zero.

“Threshold” means with respect to Counterparty: infinity.

(C)
“Minimum Transfer Amount”, with respect to a party on any Valuation Date, means U.S. $100,000 (unless the notional amount is less than U.S. $50,000,000, in which case the Minimum Transfer Amount shall be U.S.$50,000).

(D)	Rounding. The Delivery Amount, rounded up, and with respect to the Return Amount, rounded down, to the nearest integral multiple of $1,000 respectively.

(v)
“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming , for this purpose only, that Part 6(3) of the Schedule is deleted)” shall be inserted and (2) on the last line of the definition of Exposure, the words “with terms substantially the same as those of this Agreement after the words “Replacement Transaction.”

(c) Valuation and Timing.

(11)(i)
“Valuation Agent” means Morgan; provided, however, that if an Event of Default shall have occurred with respect to which Morgan is the Defaulting Party, Counterparty shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Morgan, the cost of which shall be borne by Morgan. The Valuation Agent’s calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(ii)	“Valuation Date” means weekly on the last Local Business Day of each week.

(iii)	“Valuation Time” means the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable.

(iv)	“Notification Time” means 12:00 p.m., New York time, on a Local Business Day.

(v)
Standard & Poor’s Mark-to-market Procedures. This Agreement and the Posted Collateral shall be marked-to-market no less than once per week and additional collateral should be posted if necessary. For as long as the Morgan’s rating is A-2/BBB+ or higher, the mark-to-market valuations can be based upon internal marks. If Morgan’s rating is BBB or lower, Morgan shall get an external verification of its mark on a monthly basis. The verification of the mark can be obtained by an independent third party (i.e. trustee, administrator, manager), and cannot be verified by the same entity more than four times in any 12-month period. In addition, the external mark-to-market valuations should reflect the higher of two bids from counterparties that would be eligible and willing to provide the swap in the absence of the current provider. The collateral requirement should be based on the greater of the internal and external marks, and any deficiencies in collateral value must be cured within three days. Morgan shall submit to Standard & Poor’s the internal mark-to-market calculations. Once Morgan has verified the mark-to-market valuation, it shall submit to Standard & Poor’s the two bids provided by external parties.

(d)	Conditions Precedent. Not applicable.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. Inapplicable.

(f) Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)	Value. For the purposes of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

(A)
with respect to any Eligible Collateral except Cash, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (A)) as of such date; multiplied by the applicable Valuation Percentage.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians. Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1)	Counterparty is not a Defaulting Party; and

(2)	Posted Collateral may be held only in the following jurisdictions:

New York State or such other state in the United States in which the Counterparty is located; and

(3)	the account is segregated from all other accounts held by the Counterparty and its Custodian.

(4)
Counterparty may appoint as Custodian (A) the entity then serving as Trustee under the Pooling Agreement or (B) any other entity if such entity (or, to the extent applicable, the parent company or credit support provider) shall have a long-term senior unsecured debt rating by S&P of at least “A” or a short-term senior unsecured debt rating of at least “A-1” by S&P.

Initially, the Custodian for Counterparty is: The Supplemental Interest Trust Trustee

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Counterparty but the provisions of Paragraph 6(c)(ii) will apply to the Counterparty.

(h) Distributions and Interest Amount.

(i)	Interest Rate. “Interest Rate” will be the annualized rate of return actually achieved on the Posted Collateral in the form of Cash during the related posting period.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made monthly on the second Local Business Day of each calendar month; provided that the Counterparty shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). Not Applicable.

(j) Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: Not Applicable

(k) Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Counterparty:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, IL 60603
Attention: Kimberly Sturm -- CBASS 2007-CB5
Phone: 312-904-4373
Fax: 312-904-1368

(l) Addresses for Transfers.

Counterparty:

With respect to the Transaction referenced by the number 2000005092465:

LaSalle Bank National Association
ABA Number: 071000505
Account Number: 724770.5
Reference: C-BASS 2007-CB5 Supplemental Interest Trust - Cap Collateral Account

With respect to the Transaction referenced by the number 6900037652779/0095008862:

LaSalle Bank National Association
ABA Number: 071000505
Account Number: 724770.3
Reference: C-BASS 2007-CB5 Supplemental Interest Trust - Swap Collateral Account
Morgan: as set forth in notices to Counterparty from time to time.

(m) Morgan as Pledgor and Counterparty as Secured Party.

(i)	Modification to Paragraph 1: The following subparagraph (b) is substituted for subparagraph (b) of this Annex:

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to Counterparty and all corresponding references to the “Pledgor” will be to Morgan.

(ii)	Modification to Paragraph 2: The following Paragraph 2 is substituted for Paragraph 2 of this Annex:

Paragraph 2. Security Interest. The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-Off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

(iii)	Modification to Paragraph 9: The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:

Paragraph 9. Representations. The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:

(iv)  Modification to Paragraph 10: Clauses “10(a)” and “10(b)” are amended by adding the following sentence to the end of that paragraph:

“Notwithstanding the preceding sentence, the Pledgor shall pay all reasonable costs incurred by the Secured Party in connection with any exchange pursuant to this Credit Support Annex.”

(iv)	Modifications to Paragraph 12: The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

“Pledgor” means Morgan

“Secured Party” means Counterparty

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Counterparty except that Paragraph 7(i) and 7(ii) will apply to Counterparty solely in respect of Counterparty’s obligations under Paragraph 3(b) of the Credit Support Annex.

(vi)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(n) Independent Amounts

(i) Addition to Paragraph 12: The “S&P Independent Amount” means, for any Valuation Date, (i) if a Ratings Event I with respect to S&P has not occured, zero, or (ii) otherwise, the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum of the Volatility Buffers determined by the Valuation Agent with respect to each Transaction subject to the Agreement.

“Volatility Buffer” means, with respect to a Transaction, an amount equal to the product of (a) the Factor applicable to the Transaction and (b) the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date of the Transaction.

“Factor” means, with respect to a Transaction, a percentage dependent on Morgan’s Counterparty Rating by S&P, and the original maturity of the Transaction and determined by the Valuation Agent by reference to the following table:

S&P Counterparty Rating	Maturities up to 5 years (%)	Maturities up to 10 years (%)	Maturities up to 30 years (%)
A-2 or higher	3.25	4.00	4.75
A-3	4.00	5.00	6.25
BB+ or lower	4.50	6.75	7.50

(ii) Addition to Paragraph 12: The “Moody’s Independent Amount” means, for any Valuation Date,

(i) for so long as the no Ratings Event I has occurred and is continuing, zero;

(ii) If a Ratings Event I with respect to Moody’s has been continuing for at least 30 Business Days and either:

(a) no Ratings Downgrade Event II with respect to Moody’s has occurred and is continuing; or

(b) a Ratings Downgrade Event II with respect to Moody’s has been continuing for less than 30 Business Days,

then the Ratings Event I Collateral Amount specified in Appendix B hereto; and

(iii) If neither (i) nor (ii) is applicable, the Ratings Event II Collateral Amount specified in Appendix C hereto.
(o) Other Provisions

(i)	Modification to Paragraph 7: Clause “(iii)” of Paragraph 7 shall be deleted in its entirety.

(ii)	Modification to Paragraph 10: Clauses “10(a)” and “10(b)” are amended by adding the following sentence to the end of that paragraph:

“Notwithstanding the preceding sentence, the Pledgor shall pay all reasonable costs incurred by the Secured Party in connection with any exchange pursuant to this Credit Support Annex.”

(iii)	Modification to Paragraph 12: Clause “(B)” of the definition of “Value” will be substituted to read in its entirety as follows:

“(B) a security, the bid price obtained by the Valuation Agent from one of the Pricing Sources multiplied by the applicable Valuation Percentage, if any;”

(iv)
Addition to Paragraph 12: The following definition of “Pricing Sources” shall be added immediately after the definition of the term “Posted Credit Support” and immediately prior to the definition of the term “Recalculation Date” in Paragraph 12 of this Annex:

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

(v)
Morgan and Counterparty agree that the text of the body of this Annex is intended to be the exact printed form of ISDA Credit Support Annex (Bilateral Form-ISDA Agreements Subject to New York Law Only) as published and Copyrighted by the International Swaps and Derivatives Association, Inc.

(vi)
“Notional Amount” means, with regard to an interest rate swap, the notional amount set forth in the confirmation thereof, and, with respect to a currency swap, including a cross-currency interest rate swap, the notional amount, as set forth in the confirmation, of that leg of the transaction that is denominated in the same currency as the relevant rated Certificates.

(vii)
“Transaction-Specific Hedge” means (A) any Transaction that is a cap, floor or swaption, or (B) any Swap Transaction in which (x) the Notional Amount of the Transaction is “balance guaranteed” or (y) the Notional Amount for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

(viii)
“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Morgan under Section 2(a) on such Next Payment Date less any payments due to be made by Counterparty under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

(ix)	“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

(x)
Form of Annex. Morgan and Counterparty hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

[Remainder of Page Intentionally Blank]

Accepted and Agreed:

JPMORGAN CHASE BANK, N. A.

By:  /s/ Robert Mock

Name: Robert Mock
Title: Vice President

LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to C-BASS 2007-CB5 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5

By:  /s/ Susan L. Feld

Name: Susan L. Feld
Title: Vice President

Appendix A
Valuation Percentages

Applicable if the rated Certificates issued by the Counterparty are U.S.$ Denominated

	MOODY’S RATINGS EVENT I	MOODY’S RATINGS EVENT II	S&P
INSTRUMENT
U.S. Dollar Cash	100%	100%	100
EURO Cash	97%	93%	89.8
Sterling Cash	97%	94%	91.9
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
<1 year	100%	100%	98.6
1 to 2 years	100%	99%	97.3
2 to 3 years	100%	98%	95.8
3 to 5 years	100%	97%	93.8
5 to 7 years	100%	95%	91.4
7 to 10 years	100%	94%	90.3
10 to 20 years	100%	89%	87.9
>20 years	100%	87%	84.6
Floating-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%	N/A
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
<1 year	100%	99%	98
1 to 2 years	100%	98%	96.8
2 to 3 years	100%	97%	96.3
3 to 5 years	100%	96%	94.5
5 to 7 years	100%	94%	90.3
7 to 10 years	100%	93%	86.9
10 to 20 years	100%	88%	82.6
>20 years	100%	86%	77.9
Floating-Rate U.S. Agency Debentures -
All Maturities	100%	98%	N/A
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above and AAA by S&P with Remaining Maturity
<1 year	97%	93%	98
1 to 2 years	97%	92%	96.3
2 to 3 years	97%	91%	95.8
3 to 5 years	97%	89%	89.3
5 to 7 years	97%	87%	85.7
7 to 10 years	97%	86%	80.7
10 to 20 years	97%	82%	72.5
>20 years	97%	80%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
All Maturities	97%	92%
Fixed-Rate United Kingdom Gilts with Remaining Maturity
<1 year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	90%
5 to 7 years	97%	89%
7 to 10 years	97%	88%
10 to 20 years	97%	84%
>20 years	97%	82%
Floating-Rate United Kingdom Gilts
All Maturities	97%	93%

For purposes of Appendix A:

(a) “Agency Debentures” means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.

Appendix B
Ratings Event I Collateral Amounts

The Ratings Event I Collateral Amount will be equal to the greater of (A) zero and (B) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the aggregate of the Additional Ratings Event I Collateral Amounts for all Transactions.

“Additional Ratings Event I Collateral Amount” means, for each Transaction, the Notional Amount for such Transaction (for the Calculation Period of such Transaction which includes such Valuation Date) multiplied by the applicable percentage as specified below.

Potential Increase of Mid-Market Valuation of Swaps, Caps, Floors & Transaction Specific Hedges

Weighted Average Life of Hedge in Years	Interest Rate Hedges	Currency Hedges

1 or less	0.25%	2.20%
2 or more but less than 3	0.50%	2.40%
3 or more but less than 4	0.70%	2.60%
4 or more but less than 5	1.00%	2.80%
5 or more but less than 6	1.20%	2.90%
6 or more but less than 7	1.40%	3.10%
7 or more but less than 8	1.60%	3.30%
8 or more but less than 9	1.80%	3.40%
9 or more but less than 10	2.00%	3.60%
10 or more but less than 11	2.20%	3.80%
11 or more but less than 12	2.30%	3.90%
12 or more but less than 13	2.50%	4.00%
13 or more but less than 14	2.70%	4.10%
14 or more but less than 15	2.80%	4.30%
15 or more but less than 16	3.00%	4.40%
16 or more but less than 17	3.20%	4.50%
17 or more but less than 18	3.30%	4.60%
18 or more but less than 19	3.50%	4.80%
19 or more but less than 20	3.60%	4.905
20 or more but less than 21	3.70%	5.00%
21 or more but less than 22	3.90%	5.00%
22 or more but less than 23	4.00%	5.00%
23 or more but less than 24	4.00%	5.00%
24 or more but less than 25	4.00%	5.00%
25 or more but less than 26	4.00%	5.00%
26 or more but less than 27	4.00%	5.00%
27 or more but less than 28	4.00%	5.00%
28 or more but less than 29	4.00%	5.00%
29 or more but less than 30	4.00%	5.00%
30 or more	4.00%	5.00%

Appendix C
Ratings Event II Collateral Amount

The Ratings Event II Collateral Amount will be equal to the greater of (A) zero, (B) the sum, for each Transaction, of the Next Payment, owed by Morgan under each such Transaction or (C) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the aggregate of the Additional Ratings Event II Collateral Amounts for all Transactions.

“Additional Ratings Event II Collateral Amount” means, for each Transaction, the Notional Amount for such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, multiplied by the applicable percentage as specified below.

	Swaps Only		Transaction Sepcific Hedges
Weighted Average Life of Hedge in Years	Interest Rate Swap	Currency Swap	Interest Rate Swap	Currency Swap

1 or less	0.60%	7.25%	0.75%	7.40%
2 or more but less than 3	1.20%	7.50%	1.50%	7.80%
3 or more but less than 4	1.70%	7.70%	2.20%	8.20%
4 or more but less than 5	2.30%	8.00%	2.90%	8.50%
5 or more but less than 6	2.80%	8.20%	3.60%	8.90%
6 or more but less than 7	3.30%	8.40%	4.20%	9.20%
7 or more but less than 8	3.80%	8.60%	4.80%	9.60%
8 or more but less than 9	4.30%	8.80%	5.40%	9.90%
9 or more but less than 10	4.80%	9.00%	6.00%	10.20%
10 or more but less than 11	5.30%	9.20%	6.60%	10.50%
11 or more but less than 12	5.60%	9.30%	7.00%	10.70%
12 or more but less than 13	6.00%	9.50%	7.50%	11.00%
13 or more but less than 14	6.40%	9.70%	8.00%	11.30%
14 or more but less than 15	6.80%	9.80%	8.50%	11.50%
15 or more but less than 16	7.20%	10.00%	9.00%	11.80%
16 or more but less than 17	7.60%	10.00%	9.50%	12.00%
17 or more but less than 18	7.90%	10.00%	9.90%	12.00%
18 or more but less than 19	8.30%	10.00%	10.40%	12.00%
19 or more but less than 20	8.60%	10.00%	10.80%	12.00%
20 or more but less than 21	9.00%	10.00%	11.00%	12.00%
21 or more but less than 22	9.00%	10.00%	11.00%	12.00%
22 or more but less than 23	9.00%	10.00%	11.00%	12.00%
23 or more but less than 24	9.00%	10.00%	11.00%	12.00%
24 or more but less than 25	9.00%	10.00%	11.00%	12.00%
25 or more but less than 26	9.00%	10.00%	11.00%	12.00%
26 or more but less than 27	9.00%	10.00%	11.00%	12.00%
27 or more but less than 28	9.00%	10.00%	11.00%	12.00%
28 or more but less than 29	9.00%	10.00%	11.00%	12.00%
29 or more but less than 30	9.00%	10.00%	11.00%	12.00%
30 or more	9.00%	10.00%	11.00%	12.00%

Appendix D
Item 1115 Agreement

ITEM 1115 AGREEMENT

Item 1115 Agreement (this “Agreement”), dated as of May 31, 2007, among Credit-Based Asset Servicing and Securitization LLC (“Sponsor”), Asset Backed Funding Corporation (“Depositor”) and JPMorgan Chase Bank, N.A. (the “Derivative Provider”).

RECITALS

WHEREAS, the Depositor has filed Registration Statement on Form S-3 (each, a “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) for purposes of offering mortgage-backed or asset-backed notes and/or certificates (the “Securities”) through special purpose vehicles (each, an “Issuing Entity”);

WHEREAS, from time to time, on or prior to the closing date of a securitization (the “Closing Date”) pursuant to which Securities are offered (each, a “Securitization”), the Derivative Provider enters into certain derivative agreements with the Issuing Entity (or a trustee or securities or swap administrator or other person acting in a similar capacity in connection with such Securitization (each, an “Administrator”)), or the Derivative Provider enters into certain derivative agreements with Sponsor or an affiliate of the Sponsor and such derivative agreements are assigned to the Issuing Entity or Administrator (each, in either case, a “Derivative Agreement”);

WHEREAS, the Derivative Provider agrees and acknowledges that the Depositor is required under Regulation AB (as defined herein) to disclose certain financial data and/or financial statements with respect to the Derivative Provider, depending on the applicable “significance percentage” for each Derivative Agreement as calculated from time to time in accordance with Item 1115 of Regulation AB;

WHEREAS, the Sponsor, on behalf of itself and each Issuing Entity through which it effects Securitizations, the Depositor and the Derivative Provider, desire to set forth certain rights and obligations with regard to financial data and/or financial statements which the Sponsor and Depositor are required to disclose in accordance with Regulation AB (as defined herein) and certain related matters.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.	Definitions.

Additional Termination Event: With respect to any Derivative Agreement, as defined in the related Master Agreement.

Affected Party: With respect to any Derivative Agreement, as defined in the related Master Agreement.

Company Information: As defined in Addendum A.

Company Financial Information: With respect to each Securitization, the financial data described in Item 1115(b)(1) of Regulation AB or the financial statements described in Item 1115(b)(2) of Regulation AB, in either case with respect to the Derivative Provider and any affiliated entities providing derivative instruments to the related Issuing Entity and/or Administrator; provided, that the Derivative Provider shall not be required to calculate the “significance percentage” for purposes of this Agreement.

GAAP: As defined in Section 3(a)(ii).

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Reports: With respect to an Issuing Entity, all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K and any amendments thereto, required to be filed by Depositor with respect to such Issuing Entity pursuant to the Exchange Act.

Free Writing Prospectus: With respect to each Securitization, the free writing prospectus or prospectuses prepared in connection with the public offering and sale of the related Securities and used to price such Securities.

Master Agreement: With respect to any Derivative Agreement, the ISDA Master Agreement referenced in such Derivative Agreement, together with any Schedule, Credit Support Annex and Confirmations forming a part thereof or incorporated therein, or, if no such ISDA Master Agreement exists, the ISDA Master Agreement deemed to apply to such Derivative Agreement pursuant to its terms, together with any Schedule, Credit Support Annex and Confirmations deemed to form a part thereof or to be incorporated therein.

Prospectus Supplement: With respect to each Securitization, the prospectus supplement prepared in connection with the public offering and sale of the related Securities.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 2.	Information to be Provided by the Derivative Provider.

(a)	Prior to printing the Free Writing Prospectus and/or Prospectus Supplement relating to each Securitization, the Derivative Provider, at its own expense, shall:

(i)
provide to the Depositor such information as is reasonably requested by the Depositor for the purpose of compliance with Item 1115(a)(1) of Regulation AB or the Securities Act in respect of such Securitization, which information shall include, at a minimum:

(A)	the Derivative Provider’s legal name (and any d/b/a),

(B)	the organizational form of the Derivative Provider,

(C)	a description of the general character of the business of the Derivative Provider,

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(D)	a description of any affiliation or relationship (as set forth in Item 1119(a)) between the Derivative Provider and any of the following parties:

(1)	the Sponsor (or any other sponsor identified to the Derivative Provider by Sponsor),

(2)	the Depositor,

(3)	the Issuing Entity,

(4)	the servicer (or other person acting in a similar capacity) identified to the Derivative Provider by Sponsor,

(5)	the trustee (or other person acting in a similar capacity) identified to the Derivative Provider by Sponsor,

(6)	any originator identified to the Derivative Provider by the Sponsor,

(7)	any enhancement or support provider identified to the Derivative Provider by the Sponsor, and

(8)	any other material Securitization party identified to the Derivative Provider by the Sponsor;

(E)	information relating to any legal or governmental proceedings; and

(F)	any other information that is material or otherwise required for the purpose of compliance (as determined by the Depositor in its sole discretion) with the Securities Act; and

(ii)
if reasonably requested by the Depositor for the purpose of compliance with Item 1115(b) of Regulation AB with respect to such Securitization, provide to the Depositor the Company Financial Information described in Item 1115(b)(1) of Regulation AB or Item 1115(b)(2) of Regulation AB (as specified by the Depositor).

(b)	Following the Closing Date with respect to each Securitization:

(i)
for so long as the Depositor is required to file Exchange Act Reports in respect of the related Issuing Entity, the Derivative Provider, at its own expense, shall no later than the 25th calendar day of each month, notify the Depositor in writing of any known material affiliations or relationships that develop following the Closing Date between the Derivative Provider and any of the parties specified in Section 2(a)(i)(D) (and any other parties identified in writing by the Depositor), and provide to the Depositor a description of such affiliations or relationships;

(ii)
if, on any Business Day for so long as the Depositor is required to file Exchange Act Reports in respect of the related Issuing Entity, the Depositor provides written notice to the Derivative Provider that the “significance percentage” for any Derivative Agreement relating to such Securitization (calculated separately or in the aggregate with other Derivative Agreements for such Securitization, such aggregation as determined by the Depositor in its sole discretion), is (x) 10% or more (but less than 20%) or (y) 20% or more, in each case based on a reasonable good-faith determination by the Depositor of the “significance percentage” in accordance with Item 1115 of Regulation AB (the providing of such notice, a “Derivative Disclosure Event”), the Derivative Provider, at its own expense, shall:

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(A)	provide to the Depositor the Company Financial Information described in (x) Item 1115(b)(1) of Regulation AB or (y) Item 1115(b)(2) of Regulation AB, respectively,

(B)
with respect to each Derivative Agreement entered into in connection with such Securitization, cause another entity to replace the Derivative Provider as a party to such Derivative Agreement or, if such replacement cannot be effected, to enter into a replacement derivative agreement on terms substantially identical to such Derivative Agreement (as determined by the Depositor in its sole discretion), which entity (1) meets or exceeds (or a guarantor, as applicable, for such entity meets or exceeds) any rating agency criteria set forth in, or otherwise applicable to, such Derivative Agreement (as determined by the Depositor in its sole discretion), (2) has entered into an agreement with Sponsor and Depositor substantially in the form of this Agreement, (3) has agreed to comply with the immediately preceding clause (A) and Section 2(b)(iii), and (4) has been approved by the Depositor (which approval shall not be unreasonably withheld),

(C)
obtain a guaranty of the Derivative Provider’s obligations under the Derivative Agreement from an affiliate of the Derivative Provider, which affiliate (1) meets or exceeds any rating agency criteria set forth in, or otherwise applicable to, such Derivative Agreement (as determined by the Depositor in its sole discretion), (2) has entered into an agreement with the Sponsor and Depositor substantially in the form of this Agreement, (3) has agreed to comply with the immediately preceding clause (A) and Section 2(b)(iii) such that the information provided in respect of such affiliate will satisfy any requirements under Item 1115 of Regulation AB that are applicable to the Derivative Provider (as determined by the Depositor in its sole discretion), and (4) has been approved by the Depositor (which approval shall not be unreasonably withheld), or

(D)
post collateral in an amount sufficient to reduce the “significance percentage” for purposes of Item 1115 of Regulation AB with respect to any Derivative Agreement relating to such Securitization, calculated separately or in the aggregate with other Derivative Agreements for such Securitization (such aggregation and calculation of the “significance percentage” as determined by the Depositor in its sole discretion) (1) to 8% if the Depositor has notified the Derivative Provider that the “significance percentage” is 10% or more (but less than 20%) or (2) to 18% if the Depositor has notified the Derivative Provider that the “significance percentage” is 20% or more; and

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(iii)
for so long (A) as the Depositor is required to file Exchange Act Reports in respect of the related Issuing Entity and (B) the “significance percentage” for any Derivative Agreement relating to such Securitization (calculated separately or in the aggregate with other Derivative Agreements for such Securitization) is (x) 10% or more (but less than 20%) or (y) 20% or more, in each case based on a reasonable good-faith determination by the Depositor of the significance percentage in accordance with Item 1115 of Regulation AB, if the Derivative Provider has provided Company Financial Information to the Depositor pursuant to Section 2(a)(ii) or Section 2(b)(ii), the Derivative Provider, at its own expense, shall within five (5) days of the release of any updated Company Financial Information, provide to the Depositor such updated Company Financial Information.

(c)
The Derivative Provider shall provide all Company Financial Information provided pursuant to this Section 2 in Microsoft Word® format, Microsoft Excel® format or another format suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR) (for avoidance of doubt, Company Financial Information shall not be provided in .pdf format); alternatively, if permitted by Regulation AB (as determined by the Sponsor in its sole discretion), the Derivative Provider may provide such Company Financial Information by providing to the Depositor written consent to incorporate by reference in Exchange Act Reports of the Depositor such Company Financial Information from reports filed by the Derivative Provider pursuant to the Exchange Act. In addition, the Derivative Provider shall also provide Company Financial Information provided pursuant to Section 2(a)(ii) in a format appropriate for use in the related Free Writing Prospectus and Prospectus Supplement. If any Company Financial Information provided pursuant to this Section 2 has been audited, the Derivative Provider shall cause its outside accounting firm to provide to the Depositor such accounting firm’s written consent to the filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to its audits of such Company Financial Information.

Section 3.	Representations and Warranties of the Derivative Provider.

The Derivative Provider represents and warrants to the Depositor, as of the date on which the Derivative Provider first provides Company Financial Information to the Depositor under Section 2(a)(ii), Section 2(b)(ii) or Section 2(b)(iii), that, except as disclosed in writing to the Depositor prior to such date:

(a)
the outside accounting firm that certifies the financial statements and supporting schedules included in Company Financial Information, or which provides a procedures and/or comfort letter with respect to such Company Financial Information, (as applicable) is an independent registered public accounting firm as required by the Securities Act;

(b)
the selected financial data and summary financial information included in the Company Financial Information present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Derivative Provider;

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(c)
the financial statements included in the Company Financial Information present fairly the consolidated financial position of the Derivative Provider and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified; except as otherwise stated in the Company Financial Information, such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis; and the supporting schedules included in the Company Financial Information present fairly in accordance with GAAP the information required to be stated therein; and

(d)
the Company Financial Information and other Company Information included in any Free Writing Prospectus or Prospectus Supplement or referenced via a website link or incorporated by reference in the Registration Statement (including through filing on an Exchange Act Report), at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of Item 1115(b) of Regulation AB (in the case of the Company Financial Information), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.	Third Party Beneficiaries.

The Derivative Provider agrees that the terms of this Agreement shall be incorporated by reference into any Derivative Agreement so that each Issuing Entity or Administrator that is a party to a Derivative Agreement shall be an express third party beneficiary of this Agreement.

Section 5.	Indemnification.

The Derivative Provider indemnification set forth in Addendum A hereto is incorporated by reference herein.

Section 6.	Additional Termination Events.

(a)
(i) Any breach by the Derivative Provider of a representation or warranty set forth in Section 3 to the extent made as of a date prior to a Closing Date, which is not cured by such Closing Date (or, in the case of information required under Section 2(a), the date of printing of the Free Writing Prospectus or Prospectus Supplement, as applicable), or (ii) any breach by the Derivative Provider of a representation or warranty pursuant to Section 3 to the extent made as of a date subsequent to such Closing Date, or (iii) any failure by the Derivative Provider to comply with the requirements of Section 2(a) or so much of Section 2(b)(iii) as relates to Section 2(a), shall immediately and automatically, without notice, constitute an Additional Termination Event under each Derivative Agreement, with respect to which the Derivative Provider shall be the sole Affected Party.

(b)
Any failure of the Derivative Provider to satisfy the requirements of Section 2(b)(ii) or so much of Section 2(b)(iii) as relates to Section 2(b)(ii) within ten (10) calendar days of any Derivative Disclosure Event shall constitute an Additional Termination Event under each Derivative Agreement, which respect to which the Derivative Provider shall be the sole Affected Party.

(c)
Following a termination of a Derivative Agreement resulting from an Additional Termination Event set forth in this Section 6, a termination payment (if any) shall be payable under such Derivative Agreement by the applicable party as determined under Section 6(e)(ii) of the related Master Agreement, with Market Quotation and Second Method being the applicable method for determining such termination payment (notwithstanding anything in such Derivative Agreement to the contrary).

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(d)
In the event that a replacement entity or replacement derivative agreement has been secured in accordance with Section 2(b)(ii)(B), or a guarantor has been secured in accordance with Section 2(b)(ii)(C), the Derivative Provider shall promptly reimburse the Issuing Entity for all reasonable incidental expenses incurred by the Issuing Entity in connection with the replacement of the Derivative Provider or Derivative Agreement or addition of such guarantor. The provisions of this paragraph shall not limit whatever rights the Issuing Entity may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 7.	Miscellaneous.

(a)
Construction. Throughout this Agreement, as the context requires, (i) the singular tense and number includes the plural, and the plural tense and number includes the singular, (ii) the past tense includes the present, and the present tense includes the past, and (iii) references to parties, sections, schedules, and exhibits mean the parties, sections, schedules, and exhibits of and to this Agreement. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular section.

(b)
Assignment. No party to this Agreement may assign its rights under this Agreement without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

(c)
Notices. All notices and other communications hereunder will be in writing (including by facsimile) and effective only upon receipt, and, if sent to the Derivative Provider will be mailed or delivered to JPMorgan Chase Bank, N.A. 270 Park Avenue, 10th Floor New York, New York 10017, Attn: Robert Mock, if sent to the Sponsor will be mailed or delivered to Credit-Based Asset Servicing and Securitization LLC, 335 Madison Avenue, 19th Floor, New York, New York 10017, Fax: (212) 850-7762, Attn: General Counsel, and if sent to the Depositor will be mailed or delivered to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attn: Chris Schiavone.

(d)
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(e)
Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

(f)
Amendment and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No waiver of any provision of this Agreement or of any rights or obligations of any party under this Agreement shall be effective unless in writing and signed by the party or parties waiving compliance, and shall be effective only in the specific instance and for the specific purpose stated in that writing.

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(g)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

(h)
Severability. Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

(i)
Integration. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC

By:  /s/ Chris Schiavone
Name: Chris Schiavone
Title: Principal

ASSET BACKED FUNDING CORPORATION

By:  /s/ Juanita L. Deane-Warner
Name: Juanita L. Dean-Warner
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:  /s/ Robert Mock
Name: Robert Mock
Title: Vice President

Addendum A

[Insert Regulation AB indemnification language]